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Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com

             , 2011

LRR Energy, L.P.
Heritage Plaza
1111 Bagby Street, Suite 4600
Houston, Texas 77002

Ladies and Gentlemen:

          We have acted as special counsel to LRR Energy, L.P., a Delaware limited partnership (the "Partnership"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offering and sale by the Partnership of up to an aggregate of                  common units representing limited partner interests in the Partnership (the "Common Units").

          As the basis for the opinion hereinafter expressed, we have examined such statutes, including the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), regulations, corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion. In making our examination, we have assumed that all signatures on documents examined by us are genuine, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies.

          Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Common Units, when issued and delivered on behalf of the Partnership against full payment therefor as described in the Partnership's Registration Statement on Form S-1 (Commission File No. 333-174017), as amended, relating to the Common Units (the "Registration Statement"), will be duly authorized and validly issued, and holders of Common Units, in their capacity as limited partners of the Partnership, will have no obligation to make any further payments for the purchase of Common Units or contributions to the Partnership solely by reason of their ownership of Common Units.

          We express no opinion other than as to the federal laws of the United States of America and the Delaware Act (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing). We hereby consent to the reference to us under the heading "Validity of the Common Units" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

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  Exhibit 5.1